UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

November 5, 2016
Date of report (date of earliest event reported)

ADVANCEPIERRE FOODS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37826	26-3712208
(State of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

9987 Carver Road, Blue Ash, OH	45242
(Address of principal executive offices)	(Zip Code)

(800) 969-2747
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement

On October 27, 2016, AdvancePierre Foods Holdings, Inc. (the “Company”), and its wholly-owned subsidiary, AdvancePierre Foods, Inc. (“APF”), entered into an Executive Employment Agreement with Christopher D. Sliva setting forth the terms of his employment with the Company.  See Item 5.02 for a summary of the terms of this agreement.

On November 7, 2016, the Company and APF entered into a Transition and Separation Agreement with John N. Simons, Jr., setting forth the terms of his retirement from the Company. See Item 5.02 for a summary of the terms of this agreement.

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Transition Plan of President and Chief Executive Officer

On November 9, 2016, the Company announced that its Board of Directors (the “Board”) approved a succession and transition plan for its President and Chief Executive Officer positions.  As a part of the plan, Mr. Sliva will become the Company’s President, effective November 14, 2016.  It is anticipated that Mr. Simons will remain as Chief Executive Officer until March 31, 2017, when he will retire and will be succeeded by Mr. Sliva as Chief Executive Officer, at which time Mr. Sliva will become the Company’s President and Chief Executive Officer.  Mr. Simons will remain a member of the Board until the date of the 2017 annual meeting of the Company’s stockholders.

Appointment of Mr. Sliva as President

On November 9, 2016, the Company announced that the Board appointed Mr. Sliva as President of the Company, effective November 14, 2016.

Mr. Sliva was most recently President and Chief Operating Officer of TreeHouse Foods, Inc., a consumer packaged food and beverage manufacturer.  Mr. Sliva joined TreeHouse in July 2012 as Senior Vice President and Chief Operating Officer of its Bay Valley Foods operating unit. Mr. Sliva also served as Executive Vice President and Chief Operating Officer of TreeHouse and President of Bay Valley during his time at TreeHouse.  Prior to joining TreeHouse, Mr. Sliva held various positions for Dean Foods from March 2006 to June 2012, including as Chief Commercial Officer of Dean’s subsidiary Fresh Dairy Direct-Morningstar, Chief Customer Officer for Dean’s White Wave Foods division and President and Chief Operating Officer for the Morningstar division.  Prior to joining Dean Foods, Mr. Sliva held various leadership roles and sales and marketing positions with Eastman Kodak Company, Fort James Corporation and Procter & Gamble Distributing Company.

Employment Agreement with Mr. Sliva

On October 27, 2016, the Company and APF entered into an Executive Employment Agreement with Mr. Sliva (the “Employment Agreement”) that sets forth the terms of his employment, which will commence on November 14, 2016.

The Employment Agreement has a three-year term commencing on November 14, 2016 and ending on November 14, 2019, unless earlier terminated.  Mr. Sliva will serve as the Company’s President, effective November 14, 2016, and the Company’s President and Chief Executive Officer, effective upon such date as determined by the Board but in no event later than December 31, 2017 (and which is expected to occur on March 31, 2017 or such earlier date on which Mr. Simons resigns from employment), and will have duties that are customary to such positions.  Mr. Sliva will serve as a member of the Board during the term of the Employment Agreement.

Under the Employment Agreement, Mr. Sliva will receive an annual base salary of $800,000, subject to increase in the discretion of the Board.  Commencing with the Company’s 2017 fiscal year, Mr. Sliva will be eligible for an annual incentive bonus which is payable upon the satisfaction of certain performance targets established by the Board after consultation with Mr. Sliva.  Mr. Sliva’s target annual bonus will be 100% of his annual base salary and the maximum annual bonus will be 200% of his annual base salary.  In addition, Mr. Sliva will receive a signing bonus of $325,000 in November 2016, which is repayable by Mr. Sliva if his employment is terminated due to his resignation other than for “good reason” or due to his “disability” or by the Company for “cause” (each as defined in the Employment Agreement) at any time prior to November 14, 2017.  In connection with Mr. Sliva’s relocation to the Ohio area, the Company will pay him a lump sum amount of $272,000, which is repayable by Mr. Sliva if his employment is terminated due to his resignation other than for good reason or due to his disability or by the Company for cause at any time prior to November 14, 2017, in addition to providing reimbursement for certain moving expenses up to $30,000.

Under the Company’s 2009 Omnibus Equity Incentive Plan, as amended (the “Plan”), on November 14, 2016, the Company will grant Mr. Sliva a number of shares of common stock of the Company having a grant date value of $325,000, provided that Mr. Sliva shall not sell or otherwise transfer such shares at any time prior to November 14, 2017, other than upon or following a “change in control” of the Company (as defined in the Employment Agreement) or a termination of Mr. Sliva’s employment by the Company without cause or by Mr. Sliva for good reason or by reason of his death or disability, provided, further, that such shares are returnable by Mr. Sliva if his employment is terminated by the Company for cause or by him without good reason at any time prior to November 14, 2017.  In addition, on November 14, 2016, the Company will grant Mr. Sliva a number of restricted stock units under the Plan having a grant date value of $5,000,000 (the “Replacement Grant”), which will vest in substantially equal installments on each of the first four anniversaries of November 14, 2016, subject to accelerated vesting upon a qualifying termination of employment prior to a change in control of the Company as described below.

Commencing with the Company’s 2017 fiscal year, Mr. Sliva will be eligible to receive an annual equity award grant with respect to each full fiscal year pursuant to the Plan, comprised of 50% restricted stock units and 50% stock options as determined by the Board, having a grant date value of $2,250,000, which will vest in substantially equal installments on each of the first four anniversaries of the grant date, and which are otherwise subject to the same terms and conditions that apply to annual equity awards granted to other senior executives of the Company.

If, during the term of the Employment Agreement, Mr. Sliva’s employment is terminated by the Company without cause or by him for good reason, in either case, prior to a change in control of the Company, and subject to his execution and non-revocation of a general release of claims and continued compliance with the restrictive covenants set forth in the Employment Agreement (as described below), he will receive the following severance payments and benefits:

•                  A payment in an amount equal to (x) two times the sum of his then-current annual base salary plus (y) two times the average of the amount of the two annual bonuses paid to him for the two fiscal years immediately preceding the date of termination (or if such termination occurs prior to the end of the first full fiscal year or second full fiscal year, respectively, the amount of the target annual bonus(es) for such fiscal year(s)), payable in substantially equal installments during the two-year period commencing on the date of termination (the “continued severance pay”),

•                  Continued health insurance benefits at the Company’s expense for 18 months following the date of termination,

•                  A payment equal to any unpaid prior year annual bonus and a prorated annual bonus for the year in which the termination occurs, in each case, payable at such time as bonuses are paid to other senior executives of the Company (the “prior year and pro-rata bonus payments”),

•                  Full vesting and prompt settlement of any then-unvested portion of the Replacement Grant, and

•                  In the event that Mr. Sliva is not appointed as the Company’s President and Chief Executive Officer by no later than December 31, 2017, and he thereupon terminates employment for good reason, then, to the extent not previously vested, all outstanding equity or equity-based awards then-held by him will fully vest and become immediately exercisable as of the date of such termination.

If, during the term of the Employment Agreement, Mr. Sliva’s employment is terminated by the Company without cause or by him for good reason, in either case, during the nine month period following a change in control of the Company, he will receive the above payments and benefits as though his employment was terminated without cause or for good reason, except that in lieu of the continued severance pay, he will receive a payment in an amount equal to (x) three times the sum of his then-current annual base salary plus (y) three times his target annual bonus, payable in a lump-sum (or in substantially equal installments over three years to the extent required to comply with applicable tax law).

If, during the term of the Employment Agreement, Mr. Sliva’s employment is terminated due to his death or disability, he (or his estate) will receive (i) the prior year and pro rata bonus payments and (ii) full vesting and prompt settlement of any then-unvested portion of the Replacement Grant.

Upon the occurrence of change in control of the Company, then, to the extent not previously vested, all outstanding equity or equity-based awards then-held by Mr. Sliva will fully vest and become immediately exercisable upon such change in control, as applicable.

The Employment Agreement provides for customary non-competition and non-solicitation covenants that apply during the twelve month period following a termination of Mr. Sliva’s employment for any reason and a perpetual confidentiality covenant. In addition, if any payments or benefits provided to Mr. Sliva in connection with a change in control of the Company are subject to excise taxes as a result of the application of Sections 280G and 4999 of the Internal Revenue Code, such payments and benefits will be reduced so that no excise tax is payable, but only if this reduction results in a more favorable after-tax position for him.

The foregoing description of the terms of Mr. Sliva’s employment is not complete and is qualified in its entirety by the full text of the Employment Agreement, which is included as Exhibit 10.1 to this Report and is incorporated by reference herein.

Transition and Separation Agreement with Mr. Simons

Mr. Simons currently serves as the Company’s President and Chief Executive Officer pursuant to the terms of his employment agreement with APF, dated as of September 20, 2013.  In connection with his anticipated retirement and appointment of a successor to these positions, on October 26, 2016, Mr. Simons agreed to waive his right to terminate his employment for good reason (as defined in his employment agreement) and receive severance payments and benefits following such termination pursuant to his employment agreement by reason of his resignation from the positions of President and Chief Executive Officer at such time as his successor is appointed to such positions pursuant to a waiver agreement with APF (the “Waiver Agreement”).

On November 7, 2016, the Company and APF entered into a Transition and Separation Agreement with Mr. Simons (the “Transition Agreement”), pursuant to which Mr. Simons will resign from his employment with the Company effective March 31, 2017 (the “Separation Date”) and from his service on the Board effective as of the date of the 2017 annual meeting of the Company’s stockholders.  Mr. Simons has agreed to resign from the position of President effective November 14, 2016 and subsequently resign from the position of Chief Executive Officer effective March 31, 2017.  The Transition Agreement supersedes and replaces Mr. Simons’ employment agreement.

Pursuant to the Transition Agreement, during the period commencing on November 7, 2016 and ending on the Separation Date, Mr. Simons will remain employed by APF and continue to perform his duties and responsibilities and assist in connection with the transition of his duties to his successor, Mr. Sliva.  During this period, Mr. Simons will continue to be paid his current annual base salary and receive payment of his annual incentive bonus for the Company’s 2016 fiscal year.

On the Separation Date (or, if earlier, upon the termination of Mr. Simons’ employment by APF without “cause” (as defined in his employment agreement) or by Mr. Simons for good reason (as defined in his employment agreement and subject to the terms of the Waiver Agreement) or by reason of his death or disability), and subject to his execution and non-revocation of a general release of claims, Mr. Simons (or his estate) will receive the following severance payments and benefits:

•                  A lump-sum payment equal to any unpaid annual bonus earned by Mr. Simons for the Company’s 2016 fiscal year,

•                  To the extent not previously vested, all outstanding equity-based awards then-held by Mr. Simons will fully vest as of the Separation Date (or such earlier date of termination), and

•                  Continued health insurance benefits at the Company’s expense for 18 months following the Separation Date (or such earlier date of termination).

Mr. Simons will remain subject to his existing non-competition and non-solicitation covenants that apply during the twelve month period following the termination of his employment and perpetual confidentiality covenant.

The foregoing description of the terms of Mr. Simons’ transition and separation arrangement is not complete and is qualified in its entirety by the full text of the the Transition Agreement and the Waiver Agreement, which are included as Exhibits 10.2 and 10.3, respectively, to this Report and are incorporated by reference herein.

Increase of the Size of the Board of Directors; Election of Mr. Sliva as Director

On November 5, 2016, the Board increased the number of directors from eight to nine and appointed Mr. Sliva as a director of the Company, effective November 14, 2016.  Mr. Sliva will serve as a Class I director for an initial term expiring on the date of the 2017 annual meeting of the Company’s stockholders.

Item 8.01              Other Events.

On November 9, 2016, the Company issued a press release announcing the leadership changes described above. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits:

The following exhibits are attached to this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Executive Employment Agreement, dated October 27, 2016, among AdvancePierre Foods, Inc., AdvancePierre Foods Holdings, Inc., and Christopher D. Sliva

10.2	Transition and Separation Agreement, dated November 7, 2016, among AdvancePierre Foods Holdings, Inc., AdvancePierre Foods, Inc., and John Simons

10.3	Waiver Agreement, dated October 26, 2016, between AdvancePierre Foods, Inc. and John Simons

99.1	Press release of the Company dated November 9, 2016

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date: November 10, 2016

ADVANCEPIERRE FOODS HOLDINGS, INC.

By:	/s/ Michael B. Sims
Michael B. Sims
Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Executive Employment Agreement, dated October 27, 2016, among AdvancePierre Foods, Inc., AdvancePierre Foods Holdings, Inc., and Christopher D. Sliva

10.2	Transition and Separation Agreement, dated November 7, 2016, among AdvancePierre Foods Holdings, Inc., AdvancePierre Foods, Inc., and John Simons

10.3	Waiver Agreement, dated October 26, 2016, between AdvancePierre Foods, Inc. and John Simons

99.1	Press release of the Company dated November 9, 2016